SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 15, 2014

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(b)

On February 15, 2014, John McAuliffe and Da-zhuang Guo resigned from the Board of Directors of the Registrant, and from their positions on all board committees on which they serve. Mr. McAuliffe served on the Audit Committee. Dr. Guo served on the Nominating Committee and was chair of the Compensation Committee. Their departures were for personal reasons and not due to any disagreement with management.

Item 5.02(d)

Effective February 19, 2014, the Nominating Committee of the Registrant recommended, and the Board of Directors of the Registrant approved, the appointments of Dr. Haijun Yang and Mr. Chunyu Gao to the Registrant’s Board of Directors. Dr. Yang will serve on the Audit Committee and Nominating Committee. Mr. Gao will serve on the Compensation Committee.

Dr. Yang, 41, and Mr. Gao, 50, will serve as Class I members of the Board of Directors until the annual meeting of the shareholders of the Registrant in 2014, at which time the shareholders will vote on whether Dr. Yang and Mr. Gao will serve as Class I members of the Board for another term.

Dr. Yang has extensive experience in corporate finance, operations management, mergers and acquisitions, and corporate governance. Dr. Yang received his MBA in 2000 and his Ph.D. in Business Management in 2010 from Renmin University of China. Dr. Yang is an honorary supervisor of the School of Economics & Management of Beijing University of Posts and Telecommunications.

Mr. Gao is recognized as an individual with extensive knowledge in sales especially with corporate clients through sales channels. He is also known for his ability to establish and maintain sales channels. Mr. Gao received his bachelor’s degree in Automation Control & Instrumentation from Nanjing University of Aeronautics and Astronautics in 1986.

Dr. Yang and Mr. Gao are each entitled to receive RMB 48,000 per annum for serving as directors and may receive option grants from the Registrant.

There has been no transaction since the beginning of the Registrant's last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, or one percent of the average of the Registrant’s total assets at year end for the fiscal years ended December 31, 2012 and December 31, 2013, and in which Dr. Yang or Mr. Gao had or will have a direct or indirect material interest.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release dated February 20, 2014 regarding the resignations of Mr. McAuliffe and Dr. Guo and appointments of Dr. Yang and Mr. Gao.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Phil Fan
Name:	Phil Fan
Its:	Chief Executive Officer

Dated: February 20, 2014

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